UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2025

The Joint Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36724	90-0544160
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
16767 N. Perimeter Drive, Suite 110
Scottsdale, Arizona 85260
(Address of principal executive offices) (Zip Code)

(480) 245-5960
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001	JYNT	The NASDAQ Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 §CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement

The description of the Employment Agreement set forth under Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Separation of Jake Singleton

Effective June 9, 2025, Jake Singleton separated from our company as our Chief Financial Officer.

Appointment of Scott J. Bowman as Chief Financial Officer

Effective June 10, 2025, our Board of Directors (the “Board”) appointed Scott J. Bowman as our Chief Financial Officer. Mr. Bowman, age 58, most recently served as the Chief Financial Officer of Leslie’s, Inc., a public pool and spa care company, from July 2023 until March 2025. Prior to his employment with Leslie’s, Inc., he served as the Chief Financial Officer of True Food Kitchen, a restaurant company, from 2021 through 2023, Dave & Buster’s Entertainment, Inc., a public restaurant and entertainment company, from 2019 through 2021, and Hibbett, Inc., a public athletic retail chain subsequently acquired by JD Sports, from 2012 through 2019. He also held various leadership positions in corporate finance roles at The Home Depot, Inc., a public company, including most recently as a Divisional Chief Financial Officer. Mr. Bowman started his career in the audit department of The Sherwin-Williams Company. He is a certified public accountant and holds an MBA from Emory University Goizueta Business School and a B.S. in Accounting and Finance from Miami University (Ohio).

Other than the Employment Agreement (as described below), there are no other arrangements or understandings pursuant to which Mr. Bowman was appointed as our executive officer. There are no related party transactions between us and Mr. Bowman reportable under Item 404(a) of Regulation S-K. Mr. Bowman has no family relationship with any of our directors or executive officers.

Employment Agreement with Scott J. Bowman

In connection with Mr. Bowman’s appointment, we entered into an employment agreement with Mr. Bowman, effective as of June 10, 2025 (the “Employment Agreement”). Under the terms of the Employment Agreement, Mr. Bowman is entitled to an annual base salary of $390,000 (subject to annual review by the Board or a committee thereof). Mr. Bowman is also eligible to participate in our executive compensation programs, to receive a discretionary annual bonus as determined by the Board or a committee thereof, and to receive annual and periodic stock-based compensation awards as determined by the Board or a committee thereof. Mr. Bowman is entitled to receive other standard benefits, participate in any group insurance, pension, retirement, vacation, expense reimbursement, and other plans, programs, and benefits approved by the Board or a committee thereof and made available from time to time to our other executive employees, and certain insurance benefits. In connection with his appointment, Mr. Bowman will also receive an initial grant with a value of $250,000 under our 2024 Incentive Stock Plan.

The foregoing is a summary only and does not purport to be a complete description of all of the terms, provisions, covenants, and agreements contained in the Employment Agreement, and is subject to and qualified in its entirety by reference to the full text of the Employment Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 7.01. Regulation FD Disclosure.

On June 10, 2025, we issued a press release announcing the matters described in this Current Report on Form 8-K. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibits

10.1	Employment Agreement, dated June 10, 2025, by and between the Registrant and Scott J. Bowman

99.1	Press Release, dated June 10, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE JOINT CORP.

Date:	June 10, 2025	By:	/s/ Sanjiv Razdan
Sanjiv Razdan
President and Chief Executive Officer